UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 15, 2006

Halo Technology Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-33197	88-0467845
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Railroad Avenue, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203 422 2950

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

(a)

Halo Technology Holdings, Inc. (the "Company") hereby amends its Current Report on Form 8-K filed May 15, 2006, as follows:

In the Company’s third quarter earnings release, dated May 15, 2006, and furnished to the Securities and Exchange Commission ("SEC") as a Current Report on Form 8-K on May 15, 2006, the Company reported that it had achieved "positive cash flow from operations" and that it was generating "positive operating cash flow (on a pro forma EBITDA basis)." In making this statement, the Company included in its calculation of EBITDA (earnings before interest, taxes, depreciation and amortization) historical deferred revenues from acquired companies (as recorded on the historical financial statements of the acquired companies prior to acquisition) without giving effect to the "deferred revenue fair value reduction" required by GAAP and purchase accounting when concluding that its cash flow on a pro forma EBITDA basis was positive for the quarter ended March 31, 2006. Without the inclusion of this historical deferred revenues from acquired companies or if the Company had given effect to the "deferred revenue fair value reduction", the Company would not have reported positive cash flow from operations on an EBITDA basis for the quarter ended March 31, 2006. After discussions with the Company’s independent auditors and staff at the Securities and Exchange Commission, the Company has agreed not to use the measure "pro forma EBITDA basis." The Company will be amending its Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2006 to remove pro forma information with respect to "Deferred Revenues" included in the Management’s Discussion and Analysis of Financial Condition and Results of Operations under the heading "Non-GAAP Financial Measures."

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halo Technology Holdings, Inc.

September 1, 2006	By:	Ernest Mysogland

Name: Ernest Mysogland
Title: Executive Vice President